Exhibit 10.22

                                PROMISSORY NOTE

U.S. $500,000.00                                              New York, New York
                                                                January 13, 2003


     FOR VALUE RECEIVED, the undersigned, DIRECT INSITE CORP., a Delaware corporation ("Maker"), hereby unconditionally promises to pay to the order of Tall Oaks Group L.L.C., a New Jersey limited liability company ("Payee"), the principal sum of Five Hundred Thousand Dollars ($500,000.00) (the "Principal Amount"), together with interest thereon as set forth below.

     This Note is subject to the following additional terms:

     1. Interest. Interest shall be payable on the unpaid balance of the Principal Amount from and after the date hereof, commencing on the first day of each calendar quarter commencing April 1, 2003, at the rate of nine and one-half percent (9%) per annum. All computations of interest payable hereunder shall be on the basis of a 365-day year and the actual number of days elapsed in the period in which such interest is payable.

     2. Maturity Date. The entire unpaid Principal Amount and all accrued and unpaid interest shall be due and payable to Payee by Maker on March 31, 2005 (the "Maturity Date"), or earlier as herein provided.

     3. Prepayment. Maker shall have the right, upon prior written consent of Payee, to prepay the entire unpaid Principal Amount and any accrued by unpaid interest on this Note.

     4. Place of Payment. All payments on account of this Note, including any Principal Amount and interest, shall be payable in lawful money of the United States of America, to Payee at 40 Beekman Terrace, Summit, New Jersey 07901, or such other place as Payee may designate in writing to Maker.

     5. Rank. This Note shall rank junior in right of payment and performance upon liquidation or dissolution of Maker or otherwise to any and all obligations of Maker (whether contingent or otherwise), including, without limitation, credit facilities, secured and unsecured loans, equipment loans and financings, and inventory or receivable financings. Notwithstanding the foregoing, this Note shall rank senior to any preferred stock of the Company, whether now or hereafter authorized, issued and outstanding, including, without limitation, the Series A Convertible Preferred Stock of the Company, par value $0.0001 per share, in right of payment and performance upon liquidation or dissolution of Maker or otherwise.

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     6.  Definitions.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Stock Purchase and Registration Rights Agreement between Maker and Metropolitan Venture Partners II, L.P., dated as of December 24, 2002 (as the same has been or may be further amended, supplemented or modified, the "Stock Purchase Agreement").

     7. Representations and Warranties. Maker hereby represents and warrants to Payee (which representations and warranties shall be deemed to be repeated by Maker on each day on which any amounts remain outstanding hereunder) as follows:

     (a) Corporate Status. Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Maker is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a Material Adverse Effect.

     (b) Authorization; Binding Agreement. Maker has the full corporate power and authority to execute and deliver this Note and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Note and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Maker, and no other action on the part of Maker is necessary to authorize the execution and delivery of the Note or to consummate the transactions contemplated hereby. This Note has been duly and validly executed and delivered by Maker. This Note constitutes the legal, valid and binding agreement of Maker, enforceable against Maker in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

     (c) No Conflict. Neither the execution or delivery of this Note nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Lien upon any of the properties or assets of Maker under any term, condition or provision of (a) the organizational documents of Maker, (b) any loan or credit agreement, note, bond, mortgage, indenture, license, lease, permit, agreement, instrument, obligation or contract to which Maker is a party, or (c) any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Maker or to which any of its properties and assets is subject.

(d) Approvals. No consent, approval or authorization of, or declaration or filing with, any Person on the part of Maker is required in connection with the execution or delivery by Maker of this Note which has not been previously obtained.

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     (e)   Proceedings.   There  are  no  legal  actions,   suits,   arbitration
proceedings, official investigations or other proceedings pending or, to the knowledge of Maker, threatened against Maker that if adversely determined would
materially  affect  the  financial   condition  of  Maker  or  the  validity  or
enforceability of, or Maker's ability to perform its obligations under this Note.

          (f) Other Obligations. Maker is not in default under any agreement relating to, or instrument evidencing, indebtedness or any other material agreement to which Maker is a party or by which Maker or Maker's assets are bound.

          8. Covenants. In addition to the other undertakings herein contained, Maker hereby covenants to Payee that, so long as any amount payable hereunder is outstanding, Maker shall perform the following obligations:

          (a) Maintenance and Continuity of Business. Maker shall, and shall cause its subsidiaries to, conduct its or their respective business in material compliance with all applicable laws and maintain adequate licenses and authorization to conduct its or their respective business.

          (b) Notice of Defaults and Other Matters. Maker shall, promptly upon acquiring knowledge of such matters, give written notice to Payee of each of the following events: (i) any material loss of or damage to the properties or assets of Maker or any of its subsidiaries; (ii) the commencement of any litigation or proceedings against Maker or any of its subsidiaries; which may have, individually, or in the aggregate, a Material Adverse Effect; (iii) any other circumstances that would reasonably be expected to have a Material Adverse Effect the performance by Maker of its obligations under this Note; and (iv) the occurrence of any Event of Default described in this Note or of any event or circumstance which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          (c) Use of Proceeds. Maker shall use the proceeds of the loan evidenced by this Note for Maker's working capital needs in connection with its business.

          (d) Further Documents. Maker shall execute and deliver to Payee all such other documents and instruments and do all such other acts and things as Payee may reasonably require to carry out the transactions contemplated herein.

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9. Events of Default. Each of the following events shall be deemed an Event of
Default ( "Event of Default"):

     (a) principal, interest or any other amount due under the Note shall not be paid as and when due, whether at maturity, by declaration or otherwise, and such failure to pay is not cured with five (5) days after notice of such non-receipt from Payee;

     (b) any representation or warranty made or repeated or deemed to have been made or repeated by Maker in this Note shall prove to be false or misleading in any material respect as of the date made or repeated or deemed to have been made or repeated;

     (c) Maker shall default in any material respect in the due observance or performance of any term, obligation, agreement or covenant (other than as specified in clause (a), (b) or (d) of this Section 9) of this Note, which default is not cured within thirty (30) days after notice thereof is given by Payee to Maker;

     (d) the occurrence and continuation of an Event of Default after the expiration of all applicable grace or notice periods;

     (e) a material adverse order, judgment or decree shall be entered, without the application, approval or consent of Maker with respect to Maker or all or a substantial part of the assets of the Maker, or appointing a receiver or trustee for Maker, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;

     (f) Maker shall default in the due observance or performance of any term, obligation, agreement or covenant to be observed or performed by Maker pursuant to any evidence of indebtedness or liability for borrowed money in an amount that exceeds $100,000 (other than the Note) of Maker if such default permits the obligee thereof to accelerate the maturity of such evidence of indebtedness or liability for borrowed money (other than the Note) or any such evidence of indebtedness or liability shall not be paid as and when due after the expiration of all applicable grace or notice periods; or

     (g) Maker, pursuant to or within the meaning of any Bankruptcy Law (as defined below) (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) admits in writing its inability to pay its debts as the same become due, or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against Maker in an involuntary case, (2) appoints a Custodian (as defined below) of Maker or for all or substantially all of the property of Maker, or (3) orders the liquidation of Maker and, in each case, such order or decree remains unstayed and in effect for thirty (30) consecutive days. The term

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"Bankruptcy  Law" means title 11 of the U.S.  Code or any similar  United States federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

In each case, where an Event of Default occurs (other than the Event of Default specified in Section 9(g) hereof), Payee, by notice in writing Maker, may declare the aggregate outstanding Principal Amount, together with all unpaid accrued interest thereon and all other amounts then due hereunder, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that if an Event of Default specified in
Section 9(g) occurs, the outstanding Principal Amount, together with all unpaid accrued interest thereon and all other amounts then due hereunder, shall become and be immediately due and payable without any declaration or other act on the part of Payee. Upon the occurrence of, and during the continuation of, any Event of Default the outstanding principal and, to the extent permitted by applicable law, all accrued and unpaid interest thereon and other amounts due hereunder shall bear interest at a rate of eleven percent (11.0%) per annum ("Default Interest").

     10. Application of Proceeds. The holder of this Note by its acceptance of this Note agrees that each payment or prepayment received by it hereunder shall be applied, first, to the payment of Default Interest, if any, on this Note to the date of such payment; second, to the payment of accrued interest on this Note to the date of such payment; and third, to the payment of the remaining unpaid principal amount of this Note.

     11. Governing Law and Adjudication;  Related Matters; Waiver of Jury Trial.
(a) This Note shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be wholly performed within such State, without reference to principles of conflicts of laws. Each party hereby irrevocably consents that any suit, action or proceeding against such party or any of its assets or properties arising out of or in any way connected with this Note may be instituted in any New York State or United States federal court located in the Borough of Manhattan in New York City, and by execution and delivery of this Note, each party hereby irrevocably submits to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each party hereby irrevocably waives any objection which it may have at any time to the laying of venue of any such suit, action or proceeding brought in any such court, waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum and further waives the right to object with respect to any such suit, action or proceeding that such court does not have any jurisdiction over it. Each party irrevocably consents to the service of process out of any of the above-mentioned courts in any such suit, action or proceeding by the delivery of copies thereof in any manner prescribed in Section 12(l) hereof, except by facsimile. Maker acknowledges that, in enforcing this Note, Payee in its sole discretion may use the procedures specified in Section 3213 of New York State's Civil Practice Law and Rules, if allowed by law, as the same may be amended or modified from time to time, in any suit, action or proceeding.

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     (b) THE  PARTIES  IRREVOCABLY  AND  UNCONDITIONALLY  WAIVE,  TO THE FULLEST
EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS
CONTEMPLATED  HEREBY,  INCLUDING,   WITHOUT  LIMITATION,  ANY  COUNTERACTION  OR
COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE.

     12. Miscellaneous.

     (a) Certain Waivers. Maker hereby waives diligence, presentment, demand, protest and notice (except as herein noted) of any kind in the enforcement of this Note.

     (b) Amendment and Modification. This Note may be amended, modified or supplemented only by a written agreement signed by each of the parties hereto.

     (c) Waivers; Consents. Any failure of Maker to comply with any obligation, covenant, agreement or condition herein may be waived by Payee, only by written instrument signed by Payee to Maker. The waiver by Payee of any breach hereof or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not be deemed to constitute a waiver of, or estoppel with respect to, any other breach or default or any subsequent breach or default. Whenever this Note requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver as set forth in this Section 12(c).

     (d) Construction of Note. This Note has been negotiated by the respective parties hereto and their legal counsel and the language hereof will not be construed for or against any party. The Article and Section headings used or contained in this Note are for convenience and reference only and shall not affect the construction of this Note. References herein to Articles, Sections, Schedules or Exhibits mean and refer to Articles and Sections of, and Schedules and Exhibits to, this Note, unless otherwise specified. Words in the singular include the plural, and words in the plural include the singular. Words used herein in the neuter gender include the masculine and feminine genders.

     (e) Other Remedies. Any and all remedies herein expressly conferred upon Payee will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or contract or in equity or otherwise on Payee, and the exercise of one remedy will not preclude the exercise of another.

     (f) Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     (g)  Severability.  If any provision of this Note or the application of any such provision to any party or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Note, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Note shall be enforceable as so modified.

     (h) No Third Party Beneficiaries. This Note is not intended to, and does not, provide or create any rights or benefits of any Person other than the parties hereto.

     (i) Entire Agreement. This Note constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof and thereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     (j) Certain Costs and Expenses. Maker agrees to pay on demand all of Payee's costs and expenses, including, without limitation, reasonable attorneys' fees, in connection with the collection of any sums due to Payee and the enforcement, protection or perfection of its rights or interests hereunder. Each party shall bear the costs and expenses incurred by such party in the preparation, execution and delivery of this Note; provided, however, that Maker shall be responsible for the payment of Payee's legal fees and expenses in respect of the negotiation, execution and delivery of this Note in an amount not to exceed $3,500.00, which payment shall be made out of the proceeds from this Note.

     (k) Assignments. Neither Maker nor Payee may assign or otherwise transfer any of its rights or delegate any of its obligations under this Note without the express prior written consent of the other party; provided, however, that Payee may assign or transfer any or all of its rights under this Agreement to one or more of its Affiliates upon written notice to Maker.

     (l) Notices. All notices and other communications given or made pursuant to this Note shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested, postage prepaid, (ii) hand delivered, (iii) sent by prepaid overnight carrier, with a record of receipt or (iv) sent by facsimile (with confirmation of receipt), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

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     (i) if to Maker, at the address  specified below Maker's  signature hereon;
and

     (ii)if to Payee:

         Tall Oaks Group L.L.C.
         40 Beekman Terrace
         Summit, New Jersey 07901
         Facsimile No. 908-273-7913

Each notice or communication shall be deemed to have been given on the date received.

     (m) Setoff. Payee may set off against any and all amounts payable by Payee to Maker, any and all amounts then due and payable under this Note to Payee by Maker.

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     IN WITNESS  WHEREOF,  Maker has caused this Note to be duly  executed as of the date hereof.



                                DIRECT INSITE CORP.


                                By: /s/ George Aronson
                                   --------------------------------
                                    Name: George Aronson
                                    Title: CFO
                                80 Orville Drive
                                Bohemia, New York 11716
                                Facsimile No. (631)563-8085



Accepted and agreed:

TALL OAKS GROUP L.L.C.

By: /s/   Lawrence D. Hite
    --------------------------
        Name: Lawrence D. Hite
        Title:  Manager